UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 2, 2009

W2 ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-52277	20-1740321
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Densley Avenue Toronto, Ontario M6M 2R1 (Address of principal executive offices) (zip code)

(416) 246-1100 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On February 2, 2009, we entered into an Agreement of Purchase and Sale (the “Asset Agreement”), between us and Kinectrics, Inc. (“Kinectrics”).  Under the terms of the Asset Agreement, we have purchased from Kinectrics a DC powered graphite electrode plasma furnace and an internal combustion engine generator for Three Hundred Seventy Five Thousand Dollars ($375,000), payable as follows: a non-refundable deposit of $37,500 upon execution of the Asset Agreement; $75,000 due by July 1, 2009; $75,000 due 60 days after the due date of the previous payment; $93,750 due 60 days after the due date of the previous payment; and $93,750 due 60 days after the due date of the previous payment.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Agreement of Purchase and Sale dated effective as of February 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W2 Energy, Inc.,
a Nevada corporation

Dated: February 5, 2009	/s/ Michael McLaren
	By:	Michael McLaren
	Its:	President